UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2017

PROVISION HOLDING, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-127347	90-0457009
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9253 Eton Avenue

Chatsworth, California 91311

(Address of principal executive offices) (Zip Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02 Unregistered Sales of Equity Securities.

See Item 3.03 below.

Item 3.03 Material Modification to Rights of Security Holders.

On November 22, 2017, Provision Holding, Inc. (the “Company”) filed a Certificate of Designation for its Series B Preferred Stock with the Secretary of State of Nevada designating 1,000 shares of its authorized preferred stock as Series B Preferred Stock. The shares of Series B Preferred Stock shall have a par value of $0.001 per share. The class of Series B Preferred Stock does not have a dividend rate or liquidation preference and are not convertible into shares of common stock. The shares of the Series B Preferred Stock shall be automatically redeemed by the Company at $0.01 per share on the first to occur of the following triggering events: (i) 6 months following November 22, 2017, the date that the Certificate of Designation was filed with the Secretary of State of Nevada or (ii) on the date that Mr. Thornton ceases, for any reason, to serve as officer, director or consultant of the Company.

On November 22, 2017, the Company’s Board of Directors authorized the issuance of 1,000 shares of the Company’s Series B Preferred Stock to the Company’s Chairman and Chief Operating Officer, Curt Thornton, for $0.01 per share. The adoption of the Series B Preferred Stock and its issuance to Mr. Thornton was taken to allow the Company to increase the Company’s authorized shares of common stock and to create a Company policy on Corporate Excluded Opportunities.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

For so long as any shares of the Series B Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote in an amount equal to 51% of the total vote of the outstanding common and preferred stock of the Company (representing a majority voting power), to effect an increase in the authorized common stock of the Company and to create a Company policy to exclude corporate opportunities for non-employee directors (a “Corporate Excluded Opportunity”). A "Corporate Excluded Opportunity" is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of any director of the Company who is not an employee of the Company or any of its subsidiaries unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a director of the Company expressly and solely in his or her capacity as a director of the Company.

This descriptions of the Certificate of Designation and the Certificate of Amendment to the Articles of Incorporation are only summaries and are qualified in their entirety by reference to the full text of the documents attached to this Current Report on Form 8-K.

Item 5.01 Changes in Control of Registrant.

On November 22, 2017, the Company authorized the issuance of 1,000 shares of Series B Preferred Stock to the Company’s Chairman and Chief Operating Officer, Curt Thornton. As a result of the super majority voting power of the Series B Preferred Stock described above, Mr. Thornton will have the power to control the voting of shares of common stock of the Company with respect to an increase in the authorized common shares of the Company and with respect to creating a Company policy on Corporate Excluded Opportunities; and as such on such date, a change in control occurred. On November 27, 2017, Mr. Thornton beneficially owned 7,075,200 shares of the Company's common stock. Upon the issuance of the 1,000 shares of the Company’s Series B Preferred Stock, Mr. Thornton has the voting equivalent to 54% of the Company's voting stock as of November 27, 2017.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 22, 2017, the Company’s Board of Directors (the “Board”), by unanimous written consent, advised for shareholder approval amendments to the Company’s Articles of Incorporation, as amended (the “Articles”), as attached to this Current Report on Form 8-K as Exhibit 3.2. The Board advised amending the Company’s Articles to increase the authorized shares of the Company to 404,000,000 shares, with 400,000,000 shares designated as common stock and 4,000,000 designated as preferred stock, and to add a Company policy on Corporate Excluded Opportunities.

On November 27, 2017, by written consent, the majority shareholder of the Company authorized and approved the increase in authorized shares of the Company to 404,000,000 shares, approved the Company’s policy on Corporate Excluded Opportunities and approved the Certificate of Amendment to the Articles of Incorporation, and filed such Certificate of Amendment on November 30, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

3.1	Certificate of Designation for Series B Preferred Stock of Provision Holding, Inc, dated November 22, 2017.
3.2	Certificate of Amendment to Articles of Incorporation of Provision Holding, Inc., dated November 30, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVISION HOLDING, INC.

Dated: December 7, 2017	By:	/s/ Mark Leonard
Mark Leonard
Chief Executive Officer

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